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Exhibit 21.1

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization
Radio Unica Corp.	Delaware
Blaya Inc.	Delaware
Oro Spanish Broadcasting Inc.	California
Radio Unica Network, Inc.	Delaware
Radio Unica of Chicago, Inc.	Delaware
Radio Unica of Chicago License Corp.	Delaware
Radio Unica of Dallas, Inc.	Delaware
Radio Unica of Dallas License Corp.	Delaware
Radio Unica of Denver, Inc.	Delaware
Radio Unica of Denver License Corp.	Delaware
Radio Unica of Fresno, Inc.	Delaware
Radio Unica of Fresno License Corp.	Delaware
Radio Unica of Houston License Corp.	Delaware
Radio Unica of Los Angeles, Inc.	Delaware
Radio Unica of Los Angeles License Corp.	Delaware
Radio Unica of McAllen, Inc.	Delaware
Radio Unica of McAllen License Corp.	Delaware
Radio Unica of Miami, Inc.	Delaware
Radio Unica of Miami License Corp.	Delaware
Radio Unica of New York, Inc.	Delaware
Radio Unica of New York License Corp.	Delaware
Radio Unica of Phoenix, Inc.	Delaware
Radio Unica of Phoenix License Corp.	Delaware
Radio Unica of Sacramento, Inc.	Delaware
Radio Unica of Sacramento License Corp.	Delaware
Radio Unica of San Antonio, Inc.	Delaware
Radio Unica of San Antonio License Corp.	Delaware
Radio Unica of San Diego, Inc.	Delaware
Radio Unica of San Diego License Corp.	Delaware
Radio Unica of San Francisco Inc.	Delaware
Radio Unica of San Francisco License Corp.	Delaware
Radio Unica Sales Corp.	Florida
Radio Unica of Tucson, Inc.	Delaware
Radio Unica of Tucson License Corp.	Delaware
Mass Promotions, Inc.	Delaware
Unicalibros Publishing Corp.	Delaware

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  Exhibit 21.1